Collective Brands Reports 2012 Second Quarter Financial Results

Same Store Sales Up 2.9%; Earnings Per Share Improves $0.74

TOPEKA, Kan., Aug. 31, 2012 /PRNewswire/ -- Collective Brands, Inc. (NYSE:PSS) today reported financial results for its 2012 second quarter ended July 28, 2012. The 2012 second quarter net earnings attributable to Collective Brands, Inc. were $9.7 million, or $0.16 per share, compared to a loss of $35.0 million, or $0.58 per share, in the second quarter of 2011.

Collective Brands' second quarter 2012 net sales increased 0.4% to $886.0 million. This was driven by the Company's 2.9% comparable store sales1 increase and sales growth of 6.1% in the Performance + Lifestyle Group ("PLG") Wholesale segment, offset in part by operating 375 fewer stores.

Adjusted earnings per share2 were $0.34 compared to $0.16 in the second quarter of 2011. Adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA")2 were $61.3 million compared to $53.7 million the prior year, an increase of 14.2%.

The second quarter 2012 adjustments were comprised substantially of costs related to the review of strategic alternatives / pending sale of the Company. These costs totaled $11.9 million on a pre-tax basis, or $0.18 per share after tax.

"Our second quarter results illustrate the progress that Collective Brands is making in executing the turnaround of the Payless business and continuing the growth in the Performance + Lifestyle Group," said Michael J. Massey, Chief Executive Officer of Collective Brands, Inc. "The results reinforce the point that the new Payless strategy is working domestically as we are re-connecting with our core budget-conscious consumer through more relevant price points and styles. As we implemented the Payless strategy in Latin America during the quarter, we saw strong comparable store sales results. Within PLG, Sperry Top-Sider continues to deliver strong growth and we are again posting double-digit comparable store sales gains at Stride Rite retail stores, demonstrating their resurgence."

Massey added, "I cannot emphasize enough how proud I am of our 30,000 associates and our leadership team for their contributions to our success."

Consolidated Quarterly Results – Selected unaudited financial data for the 13 weeks ended July 28, 2012 and July 30, 2011:

(Dollars in millions, except per share)	2nd Qtr 2012	Adjusted[2] 2012	2nd Qtr 2011	Adjusted[2] 2011	Adjusted 2012 vs. Adjusted 2011
Net sales	$886.0	$886.0	$882.4	$882.4	$3.6
Gross margin	33.3%	33.3%	23.6%	30.8%	250 bps
Selling, general & administrative (SG&A) expense ratio	30.9%	29.6%	29.6%	28.4%	120 bps
Net earnings attributable to Collective Brands, Inc.	$9.7	$21.3	($35.0)	$9.9	$11.4
Diluted earnings per share	$0.16	$0.34	($0.58)	$0.16	$0.18
  Net sales for the quarter increased as a result of the comparable store sales increases in each of our retail businesses and growth in PLG Wholesale, offset, in part, by operating 8% fewer stores than at the end of second quarter last year.  PLG Wholesale sales were driven by strength in Sperry Top-Sider and the Stride Rite Children's Group.  In Payless, an improved merchandise mix built on a higher percentage of Incredible Value Every Day product, sharper opening price points and more basic fashions drove the same store sales increase.
  The improved gross margin rate reflects strong improvement in our retail businesses resulting from same store sales increases, fewer markdowns consistent with the revised strategy in Payless and lower occupancy costs as a percent of sales from closing under-performing and non-strategic stores over the last year.
  The SG&A expense ratio increased as the result of additional marketing spend, primarily at Payless, and an increase in incentive compensation linked to performance improvements.

Inventory at the end of the quarter was $624.4 million, up 6.7% versus year ago levels. The planned inventory increase in Payless and Stride Rite retail stores provides greater depth to support planned comparable store sales increases, offset, in part, by operating fewer retail stores.

During the second quarter, the Company added 22 new stores (14 Payless and 8 PLG) and closed 34 stores (27 Payless and 7 PLG).

Wholly-Owned and Joint Venture Store Counts	July 28, 2012	Apr. 28, 2012	July 30, 2011
Payless Domestic	3.464	3,480	3,783
Payless International	663	660	672
Performance + Lifestyle Group Retail	337	336	384
Total Stores	4,464	4,476	4,839

The Company also franchised stores in 23 countries and territories as of the end of the second quarter 2012.

Franchise Store Counts	July 28, 2012	Apr. 28, 2012	July 30, 2011
Payless International	174	160	103
Stride Rite	26	25	11
Total Franchise Stores	200	185	114

Quarterly Segment Results (dollars in millions)

	2012	2011	$ Change	% Change
NET SALES
Payless Domestic	$477.0	$494.5	($17.5)	(3.5%)
Payless International	119.4	117.2	2.2	1.9%
PLG Wholesale	231.0	217.7	13.3	6.1%
PLG Retail	58.6	53.0	5.6	10.6%
TOTAL	$886.0	$882.4	$ 3.6	0.4%

	2012	Adjusted[2] 2012	2011	Adjusted[2] 2011	Adjusted 2012 vs. Adjusted 2011	% Change
OPERATING PROFIT/(LOSS)
Payless Domestic	($7.7)	$3.4	($63.8)	($10.0)	$13.4	NMF
Payless International	7.8	7.8	8.6	11.1	(3.3)	(29.7%)
PLG Wholesale	24.3	25.0	(0.3)	23.9	1.1	4.6%
PLG Retail	(3.2)	(3.1)	(6.9)	(3.8)	0.7	NMF
TOTAL	$21.2	$33.1	($62.4)	$21.2	$11.9	56.1%

	2012	Adjusted[2] 2012	2011	Adjusted[2] 2011	Adjusted 2012 vs. Adjusted 2011
OPERATING MARGIN
Payless Domestic	(1.6%)	0.7%	(12.9%)	(2.0%)	270 bps
Payless International	6.5%	6.5%	7.3%	9.5%	(300) bps
PLG Wholesale	10.5%	10.8%	(0.1%)	11.0%	(20) bps
PLG Retail	(5.5%)	(5.4%)	(13.0%)	(7.2%)	180 bps
TOTAL	2.4%	3.7%	(7.1%)	2.4%	130 bps

  Payless Domestic – Net sales decreased as a result of Payless operating 319 fewer stores than in the comparable period last year, offset in part by a same store sales increase of 2% driven by the factors noted above.  From a category perspective, women's posted a mid-single digit comparable store sales increase.  Dress and casual shoes posted double digit gains while sandals had mid to high single digit gains.  Children's and men's categories were down single digits.  Adjusted operating profit2 increased as a result of the comparable store sales increase, reduced markdowns and lower occupancy costs.
  Payless International – Net sales reflect a 2% same store sales increase.  Latin America experienced an 11% increase in same store sales, benefiting from the revised strategy and improved inventory levels, while Canada and Puerto Rico experienced mid and low single digit declines, respectively.  Foreign exchange rate impacted Canada sales.  Adjusted operating profit2 decreased slightly due to higher markdowns in Latin America as we finalized the roll out of our new merchandising strategy and as a result of sales declines in Canada and Puerto Rico.
  PLG Wholesale – Net sales increased based upon the strength of Sperry Top-Sider, which grew over 20% from the comparable period last year, and the Stride Rite Children's Group which grew high single digits, offset by a mid single digit decline at Saucony as it awaited the launch of new franchise models for fall.  Adjusted operating profit2 improved slightly, from higher sales and a 100 basis point improvement in gross margin, offset by SG&A increases due to the annualization of prior year investments in infrastructure and talent
  PLG Retail – Net sales increased as the result of an 12% increase in same store sales and the opening of 13 new Sperry Top-Sider stores, offset in part by operating 60 fewer Stride Rite stores.  The adjusted operating loss2 declined as a result of the sales growth and 50 basis point improvement in gross margin rate, offset by higher SG&A costs.

Transaction Update

The Company still anticipates the sale of Collective Brands to a consortium made up of Blum Strategic Partners IV, L.P., Golden Gate Capital Opportunity Fund, L.P. and Wolverine World Wide, Inc. to close late in the third calendar quarter or early in the fourth quarter.

Notes to Financial Data

1 Comparable store sales include Payless stores from all regions and PLG stores. The calculation excludes franchised stores.

2 This release contains certain non-GAAP financial measures. These measures are included as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures better reflect the underlying performance trends in Collective Brands' business and provide useful information to both management and investors. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Please see the reconciliations of the non-GAAP financial measures after the condensed consolidated statements of cash flows. The measures used in this release are as follows:

Adjusted net income attributable to Collective Brands, Inc. – Defined as net income attributable to Collective Brands, Inc. excluding adjustments related to strategic review expenses, impairments of trade names, tangible assets and goodwill, CEO transition expense, lease terminations, employee severance and other exit costs, and their related tax adjustments.

Adjusted earnings per share – Defined as diluted earnings per share attributable to Collective Brands, Inc. common shareholders excluding adjustments related to strategic review expenses, impairments of trade names, tangible assets and goodwill, CEO transition expense, lease terminations, employee severance and other exit costs, and their related tax adjustments.

Adjusted gross margin – Defined as gross margin excluding adjustments related to lease terminations and impairments of trade names and tangible assets.

Adjusted SG&A – Defined as gross margin excluding adjustments related to employee severance and other exit costs and CEO transition expense.

Adjusted operating profit – Defined as operating profit excluding adjustments related to strategic review expenses, impairments of trade names, tangible assets and goodwill, CEO transition expense, lease terminations, and employee severance and other exit costs.

Adjusted operating margin – Defined as operating margin excluding adjustments related to strategic review expenses, impairments of trade names, tangible assets and goodwill, CEO transition expense, lease terminations, and employee severance and other exit costs.

Adjusted EBITDA – Defined as earnings before adjustments, interest (including loss on early extinguishment of debt), taxes, depreciation and amortization. Adjusted EBITDA provides useful information about the Company's operations because it eliminates the effect of invested capital on the Company's operating profit.

About Collective Brands

Collective Brands, Inc. is a leader in bringing compelling lifestyle, fashion and performance brands for footwear and related accessories to consumers worldwide. The company operates three strategic units: Payless ShoeSource, Collective Brands Performance + Lifestyle Group (PLG) and Collective Licensing International. Payless ShoeSource is one of the largest footwear retailers in the western hemisphere. It is dedicated to providing incredible values of on-trend and validated styles of footwear and accessories. PLG markets footwear and related products for children and adults under well-known brand names including Stride Rite, Sperry Top-Sider, Saucony, and Keds. Collective Licensing International is a leading youth lifestyle marketing and global licensing business. Information about, and links for shopping on, each of Collective Brands' business units can be found at www.collectivebrands.com.

Cautionary Statement Regarding Forward-Looking Statements

This release contains assumptions, expectations, projections, intentions or beliefs about future events that are intended as "forward-looking statements". All statements included or incorporated by reference in this release, other than statements that are historical facts, are forward-looking statements. The words "believe", "expected", "should" and similar expressions are intended to identify forward-looking statements. Forward-looking statements are estimates and projections reflecting management's reasonable judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to forward-looking statements, management has made assumptions regarding, among other things, customer spending patterns, weather, pricing, operating costs, the timing of various events and the economic and regulatory environment. A variety of factors could cause actual results and experience to differ materially from the anticipated results or expectations expressed in forward-looking statements. These risks and uncertainties that may affect the operations, performance and results of our business include, but are not limited to: (i) the impact of competition and pricing; (ii) changes in consumer preferences and spending patterns; (iii) general economic, business and social conditions in the countries where the Company sources products and/or supplies or has or intends to open stores; (iv) changes in weather patterns; (v) the inability to renew material leases, licenses or contracts upon their expiration; (vi) the ability to identify and negotiate leases for new locations on acceptable terms or to terminate unwanted leases on acceptable terms; (vii) the financial condition of suppliers; (viii) changes in existing or potential duties, tariffs or quotas, and the application thereof; (ix) changes in relationships between the U.S. and foreign countries as well as between foreign countries; (x) economic and political instability in foreign countries or restrictive actions by the governments of foreign countries in which suppliers and manufacturers from whom the Company sources are located or in which the Company does business; (xi) changes in trade, intellectual property, customs and/or tax laws; (xii) fluctuations in currency exchange rates (e.g. yuan, Canadian dollar, euro); (xiii) the ability to hire, train and retain associates; (xiv) performance of other parties in strategic alliances; (xv) outcomes of intellectual property or employment litigation, and class actions; (xvi) the ability to comply with local laws in foreign countries; (xvii) our ability to maintain and upgrade information systems; (xviii) threats or acts of terrorism or war; (xix) strikes, work stoppages and/or slowdowns by unions that play a significant role in the manufacture, distribution or sale of product; (xx) changes in commodity prices such as oil; (xxi) uncertainties associated with the proposed sale of the Company (the "Merger") to an entity ("Parent") controlled by Blum Strategic Partners IV, L.P., Golden Gate Capital Opportunity Fund, L.P. and Wolverine World Wide, Inc., including uncertainties relating to the anticipated timing of filings and approvals relating to the proposed Merger and the sale by Parent of the Company's Performance + Lifestyle Group business to a wholly owned subsidiary of Wolverine World Wide, Inc. (the "Carveout Transaction"), the expected timing of completion of the proposed Merger and the Carveout Transaction, the satisfaction of the conditions to the consummation of the proposed Merger and the Carveout Transaction, including financing conditions, the ability to complete the proposed Merger and the Carveout Transaction, and the impact of the pending transactions on our businesses, employees, customers and suppliers; and (xxii) other risks referenced from time to time in filings of ours with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended January 28, 2012 in Part I, Item 1A, "Risk Factors" and the Company's Definitive Proxy Statement on Schedule 14A filed on July 19, 2012.. The Company believes these forward-looking statements are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release. Any or all of our forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors, many of which are beyond our control.

All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. Collective Brands does not undertake any obligation to release any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The unaudited condensed consolidated statements of earnings, balance sheets and statements of cash flows have been prepared in accordance with the Company's accounting policies as described in the Company's Form 10-K for the fiscal year ended January 28, 2012, on file with the Securities and Exchange Commission, are subject to reclassification and adjustments and should be read in conjunction with the 2011 Annual Report to Shareowners. In the opinion of management, this information is fairly presented and all adjustments (consisting only of normal recurring adjustments) necessary for a fair statement of the results for the interim periods have been included.

COLLECTIVE BRANDS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(UNAUDITED)

(dollars and shares in millions, except per share data)	13 Weeks Ended		26 Weeks Ended

	July 28,	July 30,	July 28,	July 30,
	2012	2011	2012	2011

Net sales	$ 886.0	$ 882.4	$ 1,798.1	$ 1,751.4

Cost of sales	590.9	673.9	1,177.9	1,233.0

Gross margin	295.1	208.5	620.2	518.4

Selling, general and administrative expenses	273.9	260.9	549.8	528.4

Impairment of goodwill	-	10.0	-	10.0

Operating profit (loss)	21.2	(62.4)	70.4	(20.0)

Interest expense	7.5	10.0	15.8	20.9

Interest income	(0.2)	(0.1)	(0.3)	(0.2)

Net earnings (loss) before income taxes	13.9	(72.3)	54.9	(40.7)

Provision (benefit) for income taxes	2.4	(39.0)	9.4	(35.6)

Net earnings (loss)	11.5	(33.3)	45.5	(5.1)

Net earnings attributable to noncontrolling interests	(1.8)	(1.7)	(2.6)	(3.5)

Net earnings (loss) attributable to Collective Brands, Inc.	$ 9.7	$ (35.0)	$ 42.9	$ (8.6)

Earnings (loss) per share attributable to Collective Brands, Inc. common shareholders:
Basic	$ 0.16	$ (0.58)	$ 0.70	$ (0.14)
Diluted	$ 0.16	$ (0.58)	$ 0.70	$ (0.14)

Weighted average shares outstanding:
Basic	60.6	60.3	60.4	60.5
Diluted	61.4	60.3	61.1	60.5

COLLECTIVE BRANDS, INC
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	July 28,	July 30,	January 28,
(dollars in millions)	2012	2011	2012

ASSETS:

Current assets:
Cash and cash equivalents	$190.3	$234.8	$181.3
Accounts receivable, net	189.0	171.8	146.0
Inventories	624.4	585.0	563.4
Current deferred income taxes	6.7	36.5	7.2
Prepaid expenses	68.7	59.8	61.5
Other current assets	21.5	20.3	21.8
Total current assets	1,100.6	1,108.2	981.2

Property and equipment, net	348.3	383.4	369.4
Intangible assets, net	379.2	390.7	384.7
Goodwill	269.8	269.8	269.8
Deferred income taxes	12.8	6.8	10.7
Other assets	28.2	39.4	31.4

TOTAL ASSETS	$2,138.9	$2,198.3	$2,047.2

LIABILITIES AND EQUITY:

Current liabilities:
Current maturities of long-term debt	$5.1	$5.1	$5.1
Accounts payable	325.2	310.0	291.6
Accrued expenses	156.9	154.4	147.0
Total current liabilities	487.2	469.5	443.7

Long-term debt	602.3	657.0	604.8
Deferred income taxes	120.7	40.6	122.4
Other liabilities	198.1	186.1	202.8

Equity:
Collective Brands, Inc. shareowners' equity	703.6	816.5	644.8
Noncontrolling interests	27.0	28.6	28.7
Total equity	730.6	845.1	673.5

TOTAL LIABILITIES AND EQUITY	$2,138.9	$2,198.3	$2,047.2

COLLECTIVE BRANDS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	26 Weeks Ended
	July 28,	July 30,
(dollars in millions)	2012	2011

OPERATING ACTIVITIES:
Net earnings (loss)	$45.5	$(5.1)
Adjustments for non-cash items included in net earnings:
Loss on impairment and disposal of assets	4.4	36.3
Impairment of goodwill and indefinite-lived tradenames	-	41.1
Depreciation and amortization	59.4	66.4
Provision for losses on accounts receivable	1.1	0.4
Share-based compensation expense	4.1	8.6
Deferred income taxes	(3.3)	(29.3)
Changes in working capital:
Accounts Receivable	(45.5)	(56.6)
Inventories	(61.1)	(50.8)
Prepaid expenses and other current assets	(7.2)	(3.4)
Accounts payable	29.8	21.9
Accrued expenses	16.7	(29.4)
Changes in other assets and liabilities, net	0.7	(22.9)

Cash flow provided by (used in) operating activities	44.6	(22.8)

INVESTING ACTIVITIES:
Capital expenditures	(40.7)	(42.3)

Cash flow used in investing activities	(40.7)	(42.3)

FINANCING ACTIVITIES:
Repayment of debt	(2.6)	(2.6)
Issuances of common stock	9.1	1.8
Purchases of common stock	(1.5)	(18.2)
Distribution to noncontrolling interests	(4.8)	(7.0)

Cash flow provided by (used in) financing activities	0.2	(26.0)

Effect of exchange rate changes on cash	4.9	1.8

Increase (decrease) in cash and cash equivalents	9.0	(89.3)

Cash and cash equivalents, beginning of year	181.3	324.1
Cash and cash equivalents, end of period	$190.3	$234.8

COLLECTIVE BRANDS, INC
SUMMARY OF NON-GAAP ADJUSTMENTS
FOR THE THIRTEEN WEEKS ENDED JULY 30, 2011
(UNAUDITED)

(in millions)	Payless Domestic	Payless International	PLG Retail	PLG Wholesale	Total
Impairment of tangible assets - increase from Q2 2010	$ 26.2	$ 2.5	$ 3.1	$ 0.7	$32.5
Impairment of tradenames	7.6	-	-	23.5	31.1
CEO severance	10.0	-	-	-	10.0
Impairment of goodwill	10.0	-	-	-	10.0

Total	$ 53.8	$ 2.5	$ 3.1	$ 24.2	$83.6

COLLECTIVE BRANDS, INC
SUMMARY OF NON-GAAP ADJUSTMENTS
FOR THE THIRTEEN WEEKS ENDED JULY 28, 2012
(UNAUDITED)

(in millions)	Payless Domestic	Payless International	PLG Retail	PLG Wholesale	Total
Strategic review expenses	$ 11.2	$ -	$ -	$ 0.7	$11.9
Lease termination costs	0.3	-	-	-	0.3
Employee severance and other exit costs	(0.4)	-	0.1	-	(0.3)

Total	$ 11.1	$ -	$ 0.1	$ 0.7	$11.9

COLLECTIVE BRANDS, INC.
RECONCILIATION OF GAAP TO NON-GAAP CONSOLIDATED GROSS MARGIN
FOR THE THIRTEEN WEEKS ENDED JULY 28, 2012 AND JULY 30, 2011
(UNAUDITED)

(dollars in millions)	July 28, 2012	July 30, 2011

Gross Margin: as reported (GAAP basis)	$ 295.1	$ 208.5
Impairment of tangible assets - increase from Q2 2010	-	32.5
Impairment of tradenames	-	31.1
Lease termination costs	0.3	-
Gross Margin: non-GAAP basis	$ 295.4	$ 272.1

COLLECTIVE BRANDS, INC.
RECONCILIATION OF GAAP TO NON-GAAP CONSOLIDATED SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
FOR THE THIRTEEN WEEKS ENDED JULY 28, 2012 AND JULY 30, 2011
(UNAUDITED)

(dollars in millions)	July 28, 2012	July 30, 2011

Selling, general and administrative expenses: as reported (GAAP basis)	$ 273.9	$ 260.9
CEO severance	-	10.0
Strategic review expenses	11.9	-
Employee severance and other exit costs	(0.3)	-
Selling, general and administrative expenses: non-GAAP basis	$ 262.3	$ 250.9

COLLECTIVE BRANDS, INC.
RECONCILIATION OF GAAP TO NON-GAAP OPERATING PROFIT (LOSS)
FOR THE THIRTEEN WEEKS ENDED JULY 28, 2012 AND JULY 30, 2011
(UNAUDITED)

	July 28, 2012

(dollars in millions)	Payless Domestic	Payless International	PLG Retail	PLG Wholesale	Total

Operating (loss) profit: as reported (GAAP basis)	$ (7.7)	$ 7.8	$(3.2)	$ 24.3	$ 21.2
Strategic review expenses	11.2	-	-	0.7	11.9
Lease termination costs	0.3	-	-	-	0.3
Employee severance and other exit costs	(0.4)	-	0.1	-	(0.3)
Operating profit: non-GAAP basis	$ 3.4	$ 7.8	$(3.1)	$ 25.0	$ 33.1

	July 30, 2011

(dollars in millions)	Payless Domestic	Payless International	PLG Retail	PLG Wholesale	Total

Operating (loss) profit: as reported (GAAP basis)	$ (63.8)	$ 8.6	$(6.9)	$ (0.3)	$(62.4)
Impairment of tangible assets - increase from Q2 2010	26.2	2.5	3.1	0.7	32.5
Impairment of tradenames	7.6	-	-	23.5	31.1
CEO severance	10.0	-	-	-	10.0
Impairment of goodwill	10.0	-	-	-	10.0
Operating (loss) profit: non-GAAP basis	$ (10.0)	$ 11.1	$(3.8)	$ 23.9	$ 21.2

COLLECTIVE BRANDS, INC.
RECONCILIATION OF GAAP TO NON-GAAP PROVISION (BENEFIT) FOR INCOME TAXES
FOR THE THIRTEEN WEEKS ENDED JULY 28, 2012 AND JULY 30, 2011
(UNAUDITED)

	July 28, 2012		July 30, 2011
	As Reported		As Reported
(dollars in millions)	(GAAP Basis)		(GAAP Basis)

Provision (benefit) for income taxes: as reported (GAAP basis)	$ 2.4		$ (39.0)
Adjustment	0.3	(a)	38.7	(b)
Provision (benefit) for income taxes: non-GAAP basis	$ 2.7		$ (0.3)

Note to adjustment:

(a) Represents the income tax benefit decrease related to strategic review expenses totaling $11.9 million and lease termination costs totaling $0.3 million, partially offset by the release of employee severance and other exit costs totaling $0.3 million.

(b) Represents the income tax benefit decrease related to the impairment of tangible assets -- increase from Q2 2010 totaling $32.5 million, impairment of tradenames totaling $31.1 million, CEO severance totaling $10.0 million and goodwill impairment expense totaling $10.0 million.

COLLECTIVE BRANDS, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET EARNINGS (LOSS)
FOR THE THIRTEEN WEEKS ENDED JULY 28, 2012 AND JULY 30, 2011
(UNAUDITED)

	July 28, 2012	July 30, 2011
	As Reported	As Reported
(dollars in millions)	(GAAP Basis)	(GAAP Basis)

Earnings (loss) attributable to Collective Brands, Inc.: as reported (GAAP basis)	$ 9.7	$ (35.0)
Impairment of tangible assets - increase from Q2 2010	-	32.5
Impairment of tradenames	-	31.1
CEO severance	-	10.0
Impairment of goodwill	-	10.0
Strategic review expenses	11.9	-
Lease termination costs	0.3	-
Employee severance and other exit costs	(0.3)	-
Income tax provision/benefit decrease related to the adjustments above	(0.3)	(38.7)
Earnings attributable to Collective Brands, Inc.: non-GAAP basis	$ 21.3	$ 9.9

COLLECTIVE BRANDS, INC.
RECONCILIATION OF GAAP TO NON-GAAP DILUTED EARNINGS (LOSS) PER SHARE ATTRIBUTABLE TO COLLECTIVE BRANDS, INC.
FOR THE THIRTEEN WEEKS ENDED JULY 28, 2012 AND JULY 30, 2011
(UNAUDITED)

	July 28, 2012		July 30, 2011
	As Reported		As Reported
	(GAAP Basis)		(GAAP Basis)

Diluted earnings (loss) per share attributable to Collective Brands, Inc.: as reported (GAAP basis)	$ 0.16		$ (0.58)
Adjustment	0.18	(a)	0.74	(b)
Diluted earnings per share attributable to Collective Brands, Inc.: non-GAAP basis	$ 0.34		$ 0.16

Note to adjustment:

(a) Represents the per share impact of strategic review expenses totaling $11.9 million and lease termination costs totaling $0.3 million, partially offset by the release of employee severance and other exit costs totaling $0.3 million and income tax provision decrease for these items totaling $0.3 million.

(b) Represents the per share impact of impairment of tangible assets - increase from Q2 2010 totaling $32.5 million, impairment of tradenames totaling $31.1 million, CEO severance totaling $10.0 million and goodwill impairment expense totaling $10.0 million, partially offset by the income tax benefit decrease for these items totaling $38.7 million.

RECONCILIATION OF GAAP TO NON-GAAP EBITDA
FOR THE THIRTEEN WEEKS ENDED JULY 28, 2012 AND JULY 30, 2011
(UNAUDITED)

	July 28, 2012	July 30, 2011
Net earnings (loss)	$ 11.5	$ (33.3)
Provision (benefit) for income taxes	2.4	(39.0)
Net interest expense (including loss on early extinguishment of debt)	7.3	9.9
Depreciation and amortization	28.2	32.5
EBITDA	49.4	(29.9)

Strategic review expenses	11.9	-
Lease termination costs	0.3	-
Employee severance and other exit costs	(0.3)	-
Tangible asset impairment charge increase from 2010	-	32.5
Impairment of tradenames	-	31.1
CEO transition expense	-	10.0
Impairment of goodwill	-	10.0
Adjusted EBITDA	$ 61.3	$ 53.7

CONTACT: Investment Community, Doug Treff, +1-785-559-5369, or Media, Mardi Larson, +1-612-928-0202